UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

ASPEN GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-165685	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

720 South Colorado Boulevard, Suite 1150N, Denver, CO 80246
(Address of Principal Executive Office) (Zip Code)

(303) 333-4224
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

On April 18, 2013, Aspen Group, Inc. (“Aspen”) raised $600,328 in gross proceeds from the sale of units consisting of shares of common stock and five-year warrants exercisable at $0.50 per share in a private placement offering to 16 accredited investors. The units sold contained a total of 1,715,217 shares of common stock and 857,606 warrants. Aspen agreed to register the shares of common stock and the shares of common stock underlying the warrants. In connection with these sales, Aspen paid $59,158 for commissions to a broker-dealer with respect to the total of $591,578 in gross proceeds from the sale of units though this broker-dealer and reimbursed the broker-dealer for legal expenses in the amount of $15,000.  The terms of this private placement were identical to those of private placement offerings in September 2012 through February 2013. The shares were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

ITEM 8.01 OTHER EVENTS.

On April 18, 2013, Aspen announced that it closed its private placement offerings and raised a total of approximately $4.6 million.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

10.3	Form of Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: April 19, 2013	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer

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